FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/17/2023

Work Order Item Number:	W2023031600116-2771698
Filing Number:	20233032423
Filing Type:	Articles of Merger
Filing Date/Time:	3/15/2023 12:58:00 PM
Filing Page(s):	8

Indexed Entity Information:

Entity ID: E0794682007-0	**Entity Name:** BitNile Metaverse, Inc.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

DocuSign Envelope ID: CFAC46F2-BF86-4DCF-B8C3-C86FE28A02C4

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0794682007-0
[signature]	Filing Number 20233032423
Secretary of State State Of Nevada	Filed On 3/15/2023 12:58:00 PM
	Number of Pages 8

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name: Ecoark Merger Sub, Inc.

Jurisdiction: Nevada Entity Type*: Corporation

If more than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name: Ecoark Holdings, Inc.

Jurisdiction: Nevada Entity Type*: Corporation

3. Plan of Conversion, Exchange or Merger: (select one box)

☐ The entire plan of conversion, exchange or merger is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:

Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☒ B. The plan was approved by the required consent of the owners of:
- ☒ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Ecoark Merger Sub, Inc.

Name of acquired/merging entity

Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☒ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity: Name of acquiring/surviving entity: Ecoark Holdings, Inc.
4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity: Name of acquiring/surviving entity:

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)

Name | Country

Care of:

Address | City | State | Zip/Postal Code

7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **

Article One of the Articles of Incorporation are hereby amended to read:

ARTICLE ONE [NAME]. The name of this corporation is:

BitNile Metaverse, Inc.

** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

8. Declaration: (Exchange and Merger only)

Exchange:

☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

Merger: (Select one box)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

9. Signature Statement: (Required)

☐ **Conversion:**
A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Ecoark Merger Sub, Inc.

Na... erging entity

X DocuSigned by: Randy May 55DCD94434C447E...

Signature (Exchange/Merger)

CEO	03/15/2023
Title	**Date**

If more than one entity being acquired or merging please attach additional page of informaiton and signatures.

Ecoark Holdings, Inc.

Na... urviving entity

X DocuSigned by: Randy May 55DCD94434C447E...

Signature (Exchange/Merger)

CEO	03/15/2023
Title	**Date**

X ____________________

Signature of Constituent Entity (Conversion)

Title	**Date**

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER
OF
ECOARK MERGER SUB, INC.
(A NEVADACORPORATION)
WITH AND INTO
ECOARK HOLDINGS, INC.
(A NEVADA CORPORATION)

This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated March 15, 2023, by and between Ecoark Merger Sub, Inc., a Nevada corporation ("Merger Sub"), and Ecoark Holdings, Inc. a Nevada corporation, and the owner of 100% of the capital stock of Merger Sub ("Ecoark"), is made with respect to the following facts.

WHEREAS, Merger Sub and Ecoark are each corporations duly organized and existing under the laws of the State of Nevada;

WHEREAS, the respective Boards of Directors of Merger Sub and Ecoark have determined that pursuant to Section 92A.180 of the Nevada Revised Statutes ("NRS") the merger of Merger Sub into Ecoark will permit Ecoark to change its name without having to seek Ecoark stockholder approval, and that it is advisable and in the best interest of the two corporations and their stockholders that Merger Sub merge with and into Ecoark so that Ecoark is the surviving corporation on the terms provided herein (the "Merger"); and

WHEREAS, the respective Board of Directors of Merger Sub and Ecoark and Ecoark as the sole the stockholder of Merger Sub, have adopted and approved this Agreement.

NOW THEREFORE, based upon the foregoing, and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows.

ARTICLE I — THE MERGER

1.1 <u>The Merger; Surviving Corporation</u>. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.5 below), Merger Sub shall be merged with and into Ecoark, subject to and upon the terms and conditions provided in this Agreement, the applicable provisions of the NRS, and the separate existence of Merger Sub shall cease. Ecoark shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the NRS.

1.2 <u>Constituent Corporations</u>. The name, address, jurisdiction of organization and governing law of each of the constituent corporations is as follows:

(a) Merger Sub Merger Sub, Inc., a corporation organized under and governed by the laws of the State of Nevada with an address of 8275 South Eastern Avenue, Suite 200, Las Vegas, NV 89123; and

(b) Ecoark: Ecoark Holdings, Inc., a corporation organized under and governed by the laws of the State of Nevada with an address of 303 Pearl Parkway, Suite 200, San Antonio, TX 78215.

1.3 Surviving Corporation. Ecoark Holdings, Inc., a corporation organized under and governed by the laws of the State of Nevada shall be the Surviving Corporation.

1.4 Address of Office of the Surviving Corporation. The address for service of process of Ecoark, as the Surviving Corporation, shall be 8275 South Eastern Avenue, Suite 200, Las Vegas, NV 89123.

1.5 Effective Time. The Merger shall become effective (the "Effective Time"), on the date upon which the last to occur of the following shall have been completed:

(a) This Agreement and the Merger shall have been adopted and submitted for approval to the stockholders of Merger Sub by the Board of Directors of Merger Sub and approved by a majority of the voting power of the outstanding capital stock of Merger Sub entitled to vote thereon, in accordance with the requirements of the NRS;

(b) This Agreement and the Merger shall have been adopted by the Board of Directors of Ecoark in accordance with the requirements of the NRS;

(c) The effective date of the Merger as stated in the executed Articles of Merger (the "Articles of Merger") filed with the Secretary of State for the State of Nevada; and

(d) Executed Articles of Merger or an executed counterpart to this Agreement meeting the requirements of the NRS shall have been filed with the Secretary of State of the State of Nevada.

(e) Acceptance by the Nasdaq Stock Market of the Listing Agreement reflecting the name change.

1.6 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Articles of Merger, and the applicable provisions of the NRS. Without limiting the foregoing, from and after the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in Ecoark, as the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of Ecoark, as the Surviving Corporation.

1.7 Articles of Incorporation; Bylaws.

(a) From and after the Effective Time, the Articles of Incorporation of Ecoark shall be the Articles of Incorporation of the Surviving Corporation.

(b) From and after the Effective Time, the Bylaws of Ecoark as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.8 Officers and Directors. The officers of Ecoark immediately prior to the Effective Time shall continue as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death. The directors of Ecoark immediately prior to the Effective Time shall continue as directors of the Surviving Corporation and shall remain directors until their successors are duly elected and qualified or their prior resignation, removal or death.

1.9 Change of the Name of the Surviving Corporation. The Articles of Merger shall pursuant to NRS Section 92A.180 (5) effect the change of the name of the Surviving Corporation to BitNile Metaverse, Inc.

ARTICLE II — CONVERSION OF SHARES

2.1 Conversion of Common Stock of Merger Sub. At the Effective Time by virtue of the Merger, and without any action on the part of the holders of any outstanding shares of:

(a) each share of common stock, par value of $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of common stock, par value $0.001 per share, of Ecoark; and

(b) the one share of common stock of Merger Sub owned by Ecoark shall be canceled.

2.2 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of common stock, options, warrants or other securities of Merger Sub shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective common stock, options, warrants or other securities of Ecoark, as the case may be, into which the shares of common stock, options, warrants or other securities of Merger Sub represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of common stock, options, warrants or other securities of Ecoark, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE III — TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1 Transfer, Conveyance and Assumption. At the Effective Time, Ecoark shall continue in existence as the Surviving Corporation, and without further action on the part of Merger Sub or Ecoark, succeed to and possess all the rights, privileges and powers of Ecoark, and all the assets and property of whatever kind and character of shall vest in Ecoark without further

act or deed. Thereafter, Ecoark, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Merger Sub in accordance with Section NRS 92A.250 of the NRS.

3.2 Further Assurances. If at any time Ecoark shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in it the title to any property or right of Merger Sub, or otherwise to carry out the provisions hereof, officers of Merger Sub as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in Ecoark and otherwise to carry out the provisions hereof.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Merger Sub represents and warrants to Ecoark as follows:

4.1 Validity of Actions. Merger Sub (a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated thereby. This Agreement has been duly executed and delivered in the name and on behalf of Merger Sub has received all necessary authorization to enter into this Agreement, and this Agreement is a legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated thereby will not violate any provision of the Articles of Incorporation or Bylaws of , nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which Merger Sub is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

ARTICLE V — REPRESENTATIONS AND WARRANTIES OF ECOARK

Ecoark represents and warrants to Merger Sub as follows:

5.1 Validity of Actions. Ecoark (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada, and (b) has full power and authority to enter into this Agreement and to carry out all acts contemplated thereby. This Agreement has been duly executed and delivered on behalf of Ecoark, and Ecoark has received all necessary authorizations. This Agreement is a legal, valid and binding obligation of Ecoark, enforceable against Ecoark in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated thereby will not violate any provision of the Articles of Incorporation or Bylaws of Ecoark nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which Ecoark is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order,

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

BitNile Metaverse, Inc.

Nevada Business Identification # NV20071519619
Expiration Date: 11/30/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/17/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202303173475864
You may verify this certificate online at http://www.nvsos.gov